                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in (a) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-01419), (b) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-11229),
(c) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-45661), (d) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-64160) and (e) the Registration Statement of Dover Corporation on Form S-3 (File No. 333-47396) of our report dated February 11, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP
                                          New York, New York

February 27, 2004